NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium Announces Acquisition of Starpharma’s Agrochemical Polymer Technology Business

Tuesday, June 13, 2017

CALGARY, AB – (Marketwired – June 13, 2017) – Agrium Inc. (TSX:AGU) (NYSE:AGU), through its subsidiary Loveland Products, Inc. announced today that it has closed on the acquisition of Starpharma Holdings Limited’s agrochemical business focused on development of its proprietary Priostar® dendrimer polymer technology portfolio for A$35 million. The acquisition is comprised of key intellectual property, as well as a small number of dedicated staff based in Melbourne, Australia. These assets will support Agrium’s innovation and technology strategy through the ability to continue providing unique proprietary products that address existing and emerging grower challenges.

This acquisition will lay the foundation for the continued development and commercialization of the Priostar® dendrimer polymer technology across a broad base of Loveland Products’ crop protection and specialty nutrition products, improving product performance and further enhancing Agrium Retail’s full solutions offering to growers. This technology has proven to provide numerous benefits including better weed control capabilities, formulation stability and reduced environmental impacts.

“This acquisition represents an exciting strategic technology platform for Loveland Products that will serve to further differentiate our proprietary product line and open new product development partnership opportunities. Agrium is uniquely positioned to commercialize this technology across our 1,500 ag-retail centers, which service hundreds of thousands of growers in key agricultural markets globally,” said Chuck Magro, President & CEO of Agrium.

About Agrium

Agrium Inc. is a major global producer and distributor of agricultural products, services and solutions. Agrium produces nitrogen, potash and phosphate fertilizers, with a combined wholesale nutrient capacity of over nine million tonnes and with significant competitive advantages across our product lines. We supply key products and services directly to growers, including crop nutrients, crop protection, seed, as well as agronomic and application services, thereby helping growers to meet the ever growing global demand for food and fibre. Agrium retail-distribution has an unmatched network of over 1,500 facilities and over 3,800 crop consultants who provide advice and products to our grower customers to help them increase their yields and returns on hundreds of different crops. With a focus on sustainability, the company strives to improve the communities in which it operates through safety, education, environmental improvement and new technologies such as the development of precision agriculture and controlled release nutrient products. Agrium is focused on driving operational excellence across our businesses, pursuing value-enhancing growth opportunities and returning capital to shareholders. For more information visit: www.agrium.com.

About Loveland Products, Inc.

Loveland Products, Inc. offers a complete line of high-performance input products to the global agricultural and professional non-crop industries. Loveland Products’ diversified portfolio of premium products consists of seed treatment, plant nutrition, fertilizer, adjuvant and crop protection products, which are available through Agrium Retail in North America, South America and Australia, and through distribution partners in over 40 countries globally. Loveland Products strives to bring new, unique products and technologies to the marketplace to provide innovative solutions to problems across the agricultural and professional non-crop industries. For more information visit: www.lovelandproducts.com.

About Starpharma Holdings Limited

Starpharma Holdings Limited, located in Melbourne Australia, is an ASX 300 company and is a world leader in the development of dendrimer products for pharmaceutical, life science and other applications. Starpharma’s underlying technology is built around dendrimers – a type of synthetic nanoscale polymer that is highly regular in size and structure and well suited to pharmaceutical and medical uses. Starpharma has two core development programs: VivaGel® portfolio and DEP® drug delivery with the Company developing a number of products internally and others via commercial partnerships. For more information visit: www.starpharma.com.

Forward-Looking Statements

Certain statements and other information included in this press release constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) under applicable securities laws. All statements in this press release, other than those relating to historical information or current conditions, are forward-looking statements, including, but not limited to, statements as to management’s expectations with respect to: the transaction with Starpharma, including the new company’s assets and growth prospects; the anticipated benefits of the transaction, including strategic opportunities; and certain combined operational and other information.

Forward-looking statements in this press release are based on certain key expectations and assumptions made by Agrium, including expectations and assumptions concerning: customer demand for the unique proprietary products; commodity prices and interest and foreign exchange rates; planned synergies, capital efficiencies and cost-savings; applicable tax laws; the sufficiency of budgeted capital expenditures in carrying out planned activities; and the availability and cost of labour and services. Although Agrium believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because Agrium can give no assurance that they will prove to be correct.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this press release. The key risks and uncertainties include, but are not limited to: general global economic, market and business conditions; weather conditions including impacts from regional flooding and/or drought conditions; crop plant area, yield and prices; the supply and demand and price levels for major products of Agrium may vary from what we currently anticipate; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof, and political risks, including civil unrest, actions by armed groups or conflict, counterparty and sovereign risk; relationships with employees, customers, business partners, and competitors; and other risk factors detailed from time to time in Agrium’s reports filed with Canadian securities regulators and the Securities and Exchange Commission in the U.S. including those disclosed under the heading “Risk Factors” in our Annual Information Form for the year ended December 31, 2016 and under the headings “Enterprise Risk Management” and “Key Assumptions and Risks in respect of Forward-Looking Statements” in our 2016 annual MD&A. There are also risks that are inherent in the nature of the transaction, including: failure to realize anticipated synergies or cost savings; risks regarding the integration of two companies; and incorrect assessments of the values of the other entity.

Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.

Additional Information and Where to Find It

Additional information about Agrium can be found under its corporate profile on SEDAR at www.sedar.com or at www.agrium.com, or by contacting the contacts below.

Investor/Media Relations:

Richard Downey, Vice President, Investor & Corporate Relations

(403) 225-7357

Todd Coakwell, Director, Investor Relations

(403) 225-7437

Louis Brown, Analyst, Investor Relations

(403) 225-7761